PROMISSORY NOTE

$15,000,000                                                         July 1, 1996

         FOR VALUE RECEIVED, the undersigned KOS PHARMACEUTICALS, INC., a Florida corporation ("Borrower"), does hereby promise to pay to the order of KOS INVESTMENTS, INC., a Florida corporation ("Lender"), on the Maturity Date (as defined below) the principal sum of Fifteen Million Dollars ($15,000,000) or so much thereof as may then have been advanced and be outstanding (the "Principal Amount") together with all accrued interest, as follows:

         1. ADVANCES: The aggregate Principal Amount shall consist of any amount advanced from Lender to Borrower on the date of this Note plus any amounts later advanced from Lender to Borrower (any such advance of principal hereunder, an "Advance"). The Lender shall have the authority to list Advances on SCHEDULE A attached hereto, and this listing will be presumptive evidence of the outstanding indebtedness of Borrower to Lender; provided, however, any failure to list any Advance on SCHEDULE A will not negate or otherwise impair the right of the Lender to repayment of any portion of the Principal Amount together with all interest accrued as set forth below. Nothing herein shall prevent Lender from making an Advance to Borrower subsequent to Borrower prepaying a portion of the outstanding Principal Amount; provided that the aggregate outstanding Principal Amount does not exceed $15,000,000.

         2. INTEREST: Prior to the Maturity Date, interest shall accrue on the Principal Amount at a rate per annum (the "Interest Rate"), which shall be First Union National Bank of Florida's prime rate (the "Prime Rate") commencing July 1, 1996, escalating to a rate of the Prime Rate plus 1% during the 1997 calendar year, the Prime Rate plus 2% during the 1998 calendar year, and the Prime Rate plus 3% during the 1999 calendar year until the Maturity Date. Interest shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         3. DEFAULT RATE: In the event of a default in the repayment of this Note, the Principal Amount shall accrue interest at a rate of fifteen percent (15%) per annum.

         4. MATURITY: The unpaid Principal Amount and all accrued interest thereon shall be due and payable on June 30, 1999 (the "Maturity Date").

         5. EARLY PAYMENT: The Principal Amount of this Note may be paid by Borrower at any time or from time to time, in whole or in part, prior to the Maturity Date without premium or penalty. In the event of any prepayment of the Note, in whole or in part, Borrower shall provide Lender with seven days prior written notice of Borrower's intent to make such prepayment so as to permit Lender to convert the outstanding principal amount of this Note and unpaid interest accrued thereon in accordance with paragraph 6 of this Note. The acceptance of Lender of any payment that is less than the payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender's right to receive payment in full at such or at any prior or subsequent time.

         6. CONVERSION: Lender has the right, at its option, at any time and from time to time prior to the Maturity Date to convert all or a portion of the outstanding principal amount under this Note and all unpaid interest accrued thereon into shares (the "Conversion Shares") of Borrower's Common Stock, par value $.01 per share ("Common Stock"), at a conversion price equal to the initial public offering price of Borrower's Common Stock. Lender shall provide Borrower with two days prior written notice of any such conversion. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made in respect of any fraction of a share of Common Stock that would otherwise be issuable upon such conversion. Upon Lender's conversion of a portion of the


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Principal Amount into the Conversion Shares, Lender shall not advance to
Borrower any amounts that would cause the aggregate outstanding Principal Amount to exceed $15,000,000 less the portion of the Principal Amount so converted.

         7. REGISTRATION RIGHTS: Lender shall have registration rights relating to the Conversion Shares as set forth in a Registration Rights Agreement dated as of June 30, 1996 among Borrower, Lender and Kos Holdings, Inc., a Florida corporation.

         8. DEFAULT: In the event that any of the monied due hereunder shall remain in arrears and unpaid for a period of ten (10) days after same shall become due and payable, and if any such payment or other default shall not be cured within ten (10) days after receipt by the Borrower of a written notice from Lender of such default, then the entire outstanding principal amount of this Note and all unpaid interest accrued thereon shall immediately become due and payable without the necessity of further demand or notice. Should this Note be placed in the hands of an attorney for collection upon default of payments provided for herein, Borrower agrees to pay all costs of foreclosure, collection or otherwise, including reasonable attorney's fees. In the event that Borrower makes an assignment for the benefit of creditors or if a petition under any of the chapters of the federal bankruptcy act or for a receiver be filed by or against the Borrower, then the Borrower shall be in default hereunder.

         9. NO WAIVER OR MODIFICATION EXCEPT IN WRITING: No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, or power under this Note or under any other document or agreement executed in connection with this Note shall operate as a waiver thereof. This Note may not be changed or modified orally, nor may any right or provision hereof be waived orally, but only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

         10. WAIVER OF PRESENTMENT, ETC.: Borrower hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

         11. GOVERNING LAW: This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Borrower has executed this Note on this 1st day of July, 1996.
                                                   KOS PHARMACEUTICALS, INC.,
                                                   a Florida corporation


                                                   By: /s/ DANIEL M. BELL
                                                       ------------------------
                                                       Daniel M. Bell, President


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